Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to Registration Statement on Form F-1 of Gracell Biotechnologies Inc. of our report dated October 19, 2020 relating to the financial statements of Gracell Biotechnologies Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China
January 7, 2021